 Exhibit (a)(1)(E)
Offer to Purchase for Cash
by
Yext, Inc.
of
Up to $180,000,000 in Value of Shares of its Common Stock
at a Purchase Price not less than $5.75
nor greater than $6.50 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 12, 2026, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED,
THE “EXPIRATION TIME”).

To Our Clients:
Enclosed for your consideration are the Offer to Purchase dated February 10, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase as they may be amended and supplemented from time to time, the “Offer”), in connection with the offer by Yext, Inc., a Delaware corporation (the “Company”), to purchase for cash up to $180 million in value of shares of common stock, par value $0.001 per share, of the Company (“Shares”) at a price not less than $5.75 nor greater than $6.50 per Share, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.
On the terms and subject to the conditions of the Offer, the Company will determine a single purchase price (the “Purchase Price”), not less than $5.75 nor greater than $6.50 per Share, to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for Shares validly tendered and not validly withdrawn in the Offer, taking into account the total number of Shares tendered and the prices specified by tendering stockholders. The Company will determine the lowest purchase price (in increments of $0.10) within the price range specified above that will allow it to purchase up to $180 million in value of Shares. Upon the terms and subject to the conditions of the Offer, if Shares having an aggregate purchase price that is less than or equal to $180 million are validly tendered and not validly withdrawn, the Company will buy all the Shares that are validly tendered and not validly withdrawn. All Shares the Company acquires in the Offer will be acquired at the same purchase price regardless of whether any stockholder tendered below the Purchase Price, as determined by the Company. The Company will purchase only Shares tendered at prices at or below the Purchase Price. All of the Shares tendered at or below the Purchase Price may not be purchased if Shares are validly tendered at or below the Purchase Price (and not validly withdrawn) having an aggregate purchase price of more than $180 million, including because of the “odd lot” priority, proration and conditional tender provisions described in this Offer to Purchase.
We also expressly reserve the right, in our sole discretion, to change the per Share purchase price range
Upon the terms and subject to the conditions of the Offer, if, based on the Purchase Price, Shares having an aggregate purchase price in excess of $180 million are validly tendered at or below the Purchase Price and not validly withdrawn, the Company will purchase Shares as follows:
•
first, from all holders of “odd lots” of less than 100 Shares who validly tender all of their Shares at prices at or below the Purchase Price who complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery;

•
second, from all other stockholders who validly tender Shares at prices at or below the Purchase Price, on a pro rata basis (except for stockholders who tendered Shares conditionally for which the condition was not satisfied); and

•
third, only if necessary to permit the Company to purchase $180 million in value of Shares (or such greater amount as the Company may elect to purchase, subject to applicable law), from holders who have validly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their Shares.
We may not purchase all of the Shares that you tender even if you validly tender them a price at or below the Purchase Price, including because of the “odd lot” priority, proration and conditional tender provisions described in this Offer to Purchase. See Section 1 and, for additional information on conditional tenders, see Section 6.
See Section 1 of the Offer to Purchase, and, for additional information on conditional tenders, see Section 6 of the Offer to Purchase.
We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.
Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:
1.
You may tender your Shares at prices not less than $5.75 nor greater than $6.50 per Share, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest or you may instruct us to tender your Shares at the Purchase Price, as determined by the Company, in accordance with the terms of the Offer.

2.
You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3.
The Offer is not conditioned on any minimum number of Shares being tendered and is not subject to a financing condition. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

4.
The Offer, withdrawal rights and proration period will expire at 5:00 P.M., New York City time, on March 12, 2026, unless the Company extends or terminates the Offer.

5.
The Offer is for up to $180 million in value of Shares. At the maximum Purchase Price of $6.50 per Share, the Company could purchase 27,692,307 Shares (with the ability in accordance with the rules of the SEC to increase the value of the Shares purchased in the Offer and thereby increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares) if the Offer is fully subscribed, which would represent approximately 22.5% of the issued and outstanding Shares as of January 31, 2026. At the minimum Purchase Price of $5.75 per Share, the Company could purchase 31,304,347 Shares (with the ability in accordance with the rules of the SEC to increase the value of the Shares purchased in the Offer and thereby increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares) if the Offer is fully subscribed, which would represent approximately 25.5% of the issued and outstanding Shares as of January 31, 2026. The Company’s Shares outstanding as of January 31, 2026 do not include (i) Shares issuable upon exercise of existing stock options, settlement of existing restricted stock units or (ii) Shares that are reserved for future issuance under the Company’s employee equity plans.

6.
If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares.

7.
If you are an Odd Lot Holder (as defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own at or below the Purchase Price before the Expiration Time and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered at or below the Purchase Price and not validly withdrawn before the Expiration Time.

8.
If you wish to condition your tender upon the purchase of all Shares tendered or upon the Company’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration. The Company’s purchase of Shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot, treating all tenders by a particular stockholder as a single lot.

To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their Shares. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on March 12, 2026, unless the Offer is extended or terminated.
The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
The Company’s Board of Directors has approved the making of the Offer. However, none of the Company, its Board of Directors, the Dealer Manager for the Offer, the Depositary for the Offer or the Information Agent for the Offer makes any recommendation as to whether you should tender or refrain from tendering your Shares or as to the purchase price or purchase prices at which you should tender your Shares. We have not authorized any person to make any such recommendation. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and at the price or prices at which you may choose to tender your Shares. You should read carefully the information set forth or incorporated by reference in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s purpose for making the Offer.
The directors and executive officers of the Company have advised the Company that they do not intend to tender any of their Shares in the Offer (including Shares they are deemed to beneficially own). As a result, the consummation of the Offer will increase the proportional holdings of the Company’s directors and executive officers.
Funds managed by Lead Edge Capital Management, LLC (“Lead Edge Capital”) have advised the Company that, although no final decision has been made, they may tender some of their Shares in the Offer. Evan Skorpen, a member of the Company’s Board of Directors, is an affiliate of Lead Edge Capital but does not hold voting or investment control over the Shares held by Lead Edge Capital.
INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
by
Yext, Inc.
of
Up to $180,000,000 in Value of Shares of its Common Stock
at a Purchase Price not less than $5.75
nor greater than $6.50 per Share
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 10, 2026 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended and supplemented from time to time, the “Offer”), in connection with the offer by Yext, Inc., a Delaware corporation (the “Company”), to purchase for cash up to $180 million in value of shares of common stock, par value $0.001 per share, of the Company

(“Shares”) at a price not less than $5.75 nor greater than $6.50 per Share, to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase.
The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.
Number of Shares to be tendered by you for the account of the undersigned: Shares*

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):
(1)
SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 3 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders Shares at the purchase price determined by the Company in accordance with the terms of the Offer.
☐
The undersigned wants to maximize the chance of having the Company purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $5.75 PER SHARE, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, FOR PURPOSES OF DETERMINING THE PURCHASE PRICE. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS MAY HAVE THE EFFECT OF LOWERING THE PURCHASE PRICE AND COULD RESULT IN THE UNDERSIGNED RECEIVING A PER SHARE PRICE AS LOW AS $5.75, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, LESS ANY APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST.

OR
(2)
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 3 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by the Company is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same Shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED
☐ $5.75	☐ $5.85	☐ $5.95	☐ $6.05
☐ $6.15	☐ $6.25	☐ $6.35	☐ $6.45
☐ $6.50

OR
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
CONDITIONAL TENDER
(See Instruction 10 of the Letter of Transmittal)
A tendering stockholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐
The minimum number of Shares that must be purchased from me, if any are purchased from me, is:

       Shares.
If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:
☐
The tendered Shares represent all Shares held by the undersigned.

ODD LOTS
(See Instruction 11 of the Letter of Transmittal)
To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):
☐
is the beneficial owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Signature:
Name(s):	(Please Type or Print)
Tax Identification or Social Security No.:
Address(es):	(Include Zip Code)
Daytime Area Code and Telephone Number:
Date: